UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously disclosed by Industrial Property Trust Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2015 (the “Prior Report”), two wholly-owned subsidiaries of the Company, IPT BTC I GP LLC (the “General Partner”) and IPT BTC I LP LLC (the “IPT Limited Partner” and, together with the General Partner, the “IPT Partners”) are partners in the Build-To-Core Industrial Partnership I LP (the “BTC Partnership”). As disclosed in the Prior Report, the IPT Partners own a 51% interest in the BTC Partnership and third party limited partners own the remaining 49% interest in the BTC Partnership. The Amended and Restated Agreement of Limited Partnership of the BTC Partnership (the “BTC Partnership Agreement”) sets forth the terms pursuant to which the BTC Partnership intends to invest in a portfolio of industrial properties located in certain major United States distribution markets, and to be comprised of approximately (i) 80% development investments and (ii) 20% core investments and value-add investments.

Pursuant to the BTC Partnership Agreement, the General Partner will provide, directly or indirectly by appointing an affiliate or a third party, acquisition and asset management services and, to the extent applicable, development management and development oversight services (the “Advisory Services”). As compensation for providing the Advisory Services, the BTC Partnership will pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC Partnership Agreement. On February 12, 2015, the General Partner and Industrial Property Advisors LLC (the “Advisor”), the advisor to the Company, entered into that certain agreement (the “Services Agreement”), pursuant to which the General Partner appointed the Advisor to provide the Advisory Services and has assigned to the Advisor the fees payable pursuant to the BTC Partnership Agreement for providing the Advisory Services. As a result of the payment of the fees pursuant to the Services Agreement, the fees payable to the Advisor pursuant to that certain Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among the Company, the Advisor and Industrial Property Operating Partnership LP (the “Advisory Agreement”) will be reduced by the product of (i) the fees actually paid to the Advisor pursuant to the Services Agreement, and (ii) the percentage interest of the BTC Partnership owned by the IPT Partners. Accordingly, the aggregate of all fees paid to the Advisor for providing Advisory Services to the BTC Partnership will not exceed the aggregate amounts otherwise payable to the Advisor pursuant to the Advisory Agreement.

In addition, the BTC Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the General Partner, which are subject to certain return thresholds being achieved. The General Partner has agreed to share with the Advisor a portion of any incentive distributions paid to the General Partner by the BTC Partnership in an amount equal to 40% of the percentage interest of the BTC Partnership held by partners other than the IPT Partners.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential future payments to the Advisor and distributions to the General Partner by the BTC Partnership) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Although these forward looking statements reflect management’s belief as to future events, actual events or the Company’s investments and actual results of operations could differ materially from those expressed or implied in these forward looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

February 19, 2015	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer and Treasurer

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